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                                                                    EXHIBIT 10.1


                 DuBois County Bank $3,500,000 Credit Documents

                                 PROMISSORY NOTE

Principal Loan      Date     Maturity      Loan No.       Call   Collateral   Account  Officer
--------------      ----     --------      --------       ----   ----------   -------  -------
$3,500,000.00    01-01-99   01-01-2000    805485470       220         71      THERMW70   004

References in the shaded area are for Lender's use only and do not limit The applicability of this document to any particular loan or item.


Borrower: THERMWOOD CORPORATION (TIN: 351169185)   Lender: DUBOIS COUNTY BANK
          PO BOX 436,904 BUFFALOVILLE RD                   ONE DCB PLAZA
          DALE, IN 47523                                   P.O. BOX 550
                                                           JASPER, IN 47547-0550


Principal Amount: $3,500,000.00  Initial Rate: 8.250%
Date of Note: January 1, 1999



PROMISE TO PAY. THERMWOOD CORPORATION ("Borrower") promises to pay to DUBOIS COUNTY BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Five Hundred Thousand & 00/100 Dollars ($3,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance. The interest rate will not increase above 12.000%.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 1, 2000. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning February 1, 1999, and all subsequent interest payments are due on the same day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the MONEY MARKET PRIME (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each QUARTER. The initial rate is based on the Index as of January 1, 1999 which was 7.750% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points over the Index, adjusted if necessary for the
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minimum and maximum rate limitations described below, resulting in an initial rate of 8.250% per annum. Notwithstanding any other provision of this Note, the variable interest rate or rates provided for in this Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on this Note be less than 6.000% per annum or more than (except for any higher default rate shown below) the lesser of 12.000% per annum or the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $33.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 5 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $25.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.
(e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may
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also, if permitted under applicable law, increase the variable interest rate on this Note to 18.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post- judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note will be repaid under all circumstances without relief from any Indiana or other valuation and appraisement laws. This Note has been delivered to Lender and accepted by Lender in the State of Indiana. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of DUBOIS County, the State of Indiana. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed In accordance with the laws of the State of Indiana.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

COLLATERAL. This Note is secured by R/E MTG DATED 10/7/97; S/A DATED 10/7/97 (ACCTS, EQUIP, INV, FIXTURES).


LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: KENNETH J. SUSNJARA, PRESIDENT; LINDA S.
SUSNJARA, SECRETARY; and REBECCA F. FULLER, TREASURER. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this
Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or
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otherwise attempts to limit, modify or revoke such guarantor's guarantee of this
Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

ADDITIONAL TERMS.___________.

ADDITIONAL TERMS. So long as borrower or lender has any obligations under this agreement to the other, borrower agrees to provide at lender's request, financial statements acceptable to the lender.


01-01-1999                          PROMISSORY NOTE
Page 2
Loan No 805485470                    (Continued)


GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:
THERMWOOD CORPORATION

By /s/Kenneth J. Susnjara                 By: /s/Linda S. Susnjara
   ---------------------------------          --------------------------------
      KENNETH J. SUSNJARA, PRESIDENT            LINDA S. SUSNJARA, SECRETARY



         LENDER:
         DUBOIS COUNTY BANK
By:      s/
         -------------------------
         Authorized Officer